Exhibit 3.1

THE COMPANIES LAW (2007 REVISION) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED & RESTATED MEMORANDUM OF ASSOCIATION

OF

China Distance Education Holdings Limited

(adopted by a special resolution dated March 7, 2008)

1.	The name of the Company is China Distance Education Holdings Limited.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands or such other place as the Directors of the Company may from time to time decide.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law (2007 Revision).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.

The share capital of the Company is US$50,000 divided into 480,000,000 ordinary shares of a nominal or par value of US$0.0001 each and 20,000,000 series A preferred shares of a nominal or par value of US$0.0001 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

THE COMPANIES LAW (2007 REVISION) OF THE CAYMAN ISLANDS

Exempted Company Limited by Shares

Amended and Restated Articles of Association

of

China Distance Education Holdings Limited

Preliminary

1.	The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

2.	In these Articles, unless the context requires otherwise:

“Articles” means the Articles of Association of the Company for the time being in force;

“Company” means the above-named Company;

“Directors” or “Board” means the Directors of the Company for the time being, the sole Director or as the case may be the Directors assembled as a board or a committee of the board;

“Group Companies” means the Company, China Distance Education Limited, a limited company incorporated under the laws of Hong Kong (“CDEL HK”), and , each a wholly foreign-owned enterprise established under the laws of the PRC and , a limited liability company organized under the laws of the PRC, and “Group Company” means any of them;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Member” means a person who is registered as the holder of shares in the capital of the Company;

“Memorandum of Association” means the Memorandum of Association of the Company for the time being in force;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Law” means the Companies Law (2007 Revision) of the Cayman Islands and every modification, re-enactment or revision thereof for the time being in force;

“Ordinary Resolution” means, subject to the quorum requirement set forth in Article 54, a resolution passed by Members holding a simple majority of all the Members’ voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by all Members. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles;

“Ordinary Shares” means ordinary shares of the capital of the Company each with a nominal or par value of US$0.0001 having the rights set out in these Articles;

“Paid up” or “paid” includes credited as paid up or paid;

“Qualified Public Offering” means a firm commitment underwritten public offering of the Ordinary Shares of the Company on an internationally recognized regional or national securities exchange or the NASDAQ Global Market System and/or that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes, which results in gross proceeds to the Company of at least US$70,000,000 (excluding underwriter discounts and commissions) and which is carried out on the basis of an offering price per Ordinary Share of not less than three (3) times the original subscription price of US$0.615553 per Series A Share (on an as-converted basis and as adjusted for share dividends, splits, combinations, recapitalizations and similar events);

“PRC” means the People’s Republic of China;

“Register” means the register of Members to be kept pursuant to the Law;

“Related Company” means any company that is the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company;

“Seal” means the common seal of the Company or, where appropriate, any official seal for use in any particular state, country or territory outside the Cayman Islands or, where appropriate, any securities seal for use by the Company in accordance with the Law;

“Secretary” means any person appointed to perform the duties of the Secretary of the Company and includes any person appointed to perform such duties temporarily and any duly appointed assistant Secretary;

“Series A Issue Price” means US$0.615553 per Series A Share;

“Series A Original Issue Date” means the date of the first sale and issuance of the Series A Shares;

“Series A Shares” means the voting, convertible and redeemable Series A preferred shares in the capital of the Company each with a nominal or par value of US$0.0001 having the rights set out in these Articles;

“Special Resolution” means a Members resolution expressed to be a special resolution and passed either (i) as a unanimous written resolution signed by all Members entitled to vote at a general meeting or (ii) at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority consisting of not less than two thirds of the votes cast as provided in the Law;

“Year” means calendar year;

Any provision of these Articles that refers (in whatever words) to:

(a)	the Directors;

(b)	the Board of Directors;

(c)	a majority of the Directors; or

(d)	a specified number of percentage of the Directors;

shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Director.

Any provision of these Articles that refers (in whatever words) to:

(a)	the Members;

(b)	a majority of Members; or

(c)	a specified number or percentage of Members;

shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Member.

Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or Members be effected in writing, the requirement may be satisfied by the communication being given in the form of an electronic record unless the person to whom the communication is given signifies refusal to communications being given to him in that form.

Expressions used in these Articles referring to “writing” or “written” shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form.

Unless the context otherwise requires, words or expressions used in these Articles shall have the same meaning as in the Law or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

The singular includes the plural and vice versa. Words importing any gender include the other genders.

The headings shall not affect the construction of these Articles.

3.	[Intentionally Deleted]

Shares

4.	(A)	Subject to (i) the provisions of the Law, (ii) the provisions of any agreement among the Members and (iii) the provisions of the Articles relating to new shares, all unissued shares in the Company including any new shares created upon an increase of capital shall be under the control of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as the Directors shall in their sole and absolute discretion think fit, but so that no shares shall be issued at a discount, except in accordance with the provisions of the Law.

(B)	The Company may, subject to filing with the Registrar of Companies of any necessary statement of commission, exercise the powers of paying commissions conferred by the Law to the full extent thereby permitted. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares in the capital of the Company or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

5.	Subject to Article 75A, the provisions of any agreement among the Members and any other provisions in that regard in the Memorandum of Association and Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company may from time to time by Ordinary Resolution determine, (or, in the absence of any such determination or so far as the same shall not make specific provision, as the Directors may determine) and any preference share may, with the sanction of an Ordinary Resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

6.	(A)	If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Law, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of the relevant class. At every such separate general meeting the provisions of these Articles relating to general meetings shall apply, mutatis mutandis, but so that the necessary quorum shall be one or more persons holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

	(B)	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

8.	Subject always to the provisions of the Law, the Directors may exercise the power of the Company to purchase or otherwise acquire its own shares and/or warrants upon such terms and subject to such conditions as the Directors may deem fit.

9.	Subject always to the provisions of the Law, the Company may give financial assistance for the purpose of or in connection with a purchase made or to be made by any person of, or a subscription for, any shares in the capital of the Company or its holding company, or for the purpose of or in connection with reducing or discharging any liability so incurred.

Series A Share Rights

9A.	(a)	Preference Rights. The Series A Shares of the Company shall have the rights and be subject to the restrictions contained in Articles 16A, 16B, 75A, 77, 108, 136 and 138 and any agreement among the Members.

	(b)	Voting. Subject to any rights and restrictions for the time being attached to any series, class or classes of Shares, every Member who is a holder of Series A Shares present in person or by proxy or (in the case of a corporation) by representative at a general meeting shall have:

(i)	on a show of hands, one vote; and

(ii)	on a poll, one vote for every Ordinary Share into which the Series A Shares registered in his name in the Register of the Company are convertible at the relevant time in accordance with Articles 16A and 16B.

Register and Share Certificates

10.	The Directors shall cause to be kept a Register and there shall be entered therein the particulars required under the Law.

11.	(A)	Every person whose name is entered as a Member in the Register shall, without payment, be entitled to a certificate under seal specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

	(B)	If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one dollar, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

12.	If any share shall stand in the names of two or more persons, the person first named in the Register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of the Articles, all or any other matters connected with the Company, except the transfer of such share.

Lien

13.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all monies presently payable by him or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. Notwithstanding the foregoing, the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends, bonuses and distributions payable in respect thereof.

14.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of the death, mental disorder or bankruptcy of the registered holder.

15.	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16.	The net proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

Conversion of Series A Shares

16A.	The holders of the Series A Shares have conversion rights as follows (the “Series A Conversion Rights”):

(a)

Right to Convert Series A Shares. Unless converted earlier pursuant to paragraph 16A(b) below, each Series A Share shall be convertible, at the option of the holder thereof, at any time after the Series A Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series A Issue Price by the Series A Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion, PROVIDED, HOWEVER, that on any redemption of any Series A Shares (other than a redemption to effect a conversion) or any liquidation of the Company, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Shares. The price at which Ordinary Shares shall be deliverable upon conversion of the Series A Shares

(the “Series A Conversion Price”) shall initially be US$0.615553 per Ordinary Share. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this paragraph 16A(a) shall limit the automatic conversion rights of Series A Shares described in paragraph 16A(b) below.

(b)	Automatic Conversion. Each Series A Share shall automatically be converted into Ordinary Shares at the then effective Series A Conversion Price upon the earlier of (i) the vote to so convert of the holders of no less than fifty-one percent (51%) of the Series A Shares, voting as a single class, or (ii) upon the consummation of a Qualified Public Offering. In the event of the automatic conversion of the Series A Shares upon consummation of a Qualified Public Offering as described above, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Series A Shares shall not be deemed to have converted such Series A Shares until immediately prior to the consummation of such Qualified Public Offering.

(c)

Fractional Shares. No fractional Ordinary Share shall be issued upon conversion of the Series A Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the current value of such fraction, calculated to the nearest one-hundredth ( 1/100) of a share, to be computed on the basis of the fair market value per share as determined reasonably and in good faith by the Directors of the Company.

(i)	Mechanics of Optional Conversion. In the event of an optional conversion pursuant to Article 16(a), before any holder of Series A Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor at the Office and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)

Mechanics of Automatic Conversion. In the event of an automatic conversion pursuant to Article 16(b), all holders of record of Series A Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the consummation of a Qualified Public Offering) and the place designated for automatic conversion of all such Series A Shares pursuant to this Article 16A. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Series A Shares at such holder’s address appearing on the Register. On or before the date fixed for conversion, each holder of Series A Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall, as soon as practicable thereafter, receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 16A and a check payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register shall be updated to show that all the Series A Shares have been converted and all rights with respect to the Series A Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register) and certificates for the number of Ordinary Shares into which such Series A Shares has been converted and payment of any accrued but unpaid dividends thereon.

(d)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Series A Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Shares, and if at any time the authorized share capital of the Company shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Shares, in addition to such other remedies as shall be available to the holder of such Series A Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized share capital to such number of shares as shall be sufficient for such purposes.

Adjustments to Conversion Price

16B.	(a)	Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Series A Shares issued pursuant to that certain Share Exchange Agreement dated March 7, 2008 by and among the Company, Champion Shine Trading Limited , Empire China Limited , ZHU Zhengdong, Sun Hong Feng, Yin Baohong, Orchid Asia III, L.P., Orchid Asia Co-Investment Limited, Artson Limited and certain other parties named therein and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)	“Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, pursuant to paragraph 16B(c), deemed to be issued) by the Company after the Series A Original Issue Date, other than:

(A)	Ordinary Shares issued or issuable upon conversion of Series A Shares;

(B)	any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(C)	any securities issued upon the exercise, conversion or exchange of any issued security if such issued security constituted a Additional Ordinary Share;

(D)	any securities issued pursuant to a Qualified Public Offering;

(E)	that specific number of Ordinary Shares (as adjusted for any share dividends, combinations, splits, recapitalization and including any such shares which are repurchased) reserved for and issuable or issued to officers, directors, employees, consultants, or advisors of the Group Companies pursuant to options under any share incentive or stock option plan that is approved by the Board;

(F)	any dividend or distribution on Series A Shares or any share issued in connection with any event for which adjustment is made pursuant to Articles 16(B)(f) and 16(B)(g);

(G)	Ordinary Shares or Convertible Securities issued pursuant to a bona fide acquisition, merger, consolidation, strategic alliance, license of technology or similar business combination or strategic transaction, the terms of which have been approved by the Board; or

(H)	any securities issued to banks, lenders, or equipment lessors pursuant to any loan, line of credit, equipment lease of bank financing agreement; provided that such agreement is approved by the Board.

(b)	No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Series A Conversion Price in effect on the date of and immediately prior to such issue.

(c)

Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, PROVIDED that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 16B(e) hereof) of such Additional Ordinary Shares would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and PROVIDED FURTHER that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)	no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)	in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)	no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)	in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)	Adjustment of Conversion Price Upon Issuance of Additional Ordinary Shares. In the event that after the Series A Original Issue Date the Company shall issue or shall have been deemed to issue Additional Ordinary Shares without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall (except as otherwise provided in this Article 16B) be reduced, concurrently with such issuance, to a price equal to the price paid per share for such Additional Ordinary Share.

(e)	Determination of Consideration. For purposes of this Article 16B, the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)	insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; PROVIDED, HOWEVER, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)	in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Board.

(ii)	Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 16B(c), relating to Options and Convertible Securities, shall be determined by dividing

(x)	the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)	the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)	Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or sets a record date for the determination of holders of Ordinary Shares entitled to receive, any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of

Series A Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Series A Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16B with respect to the rights of the holders of the Series A Shares.

(h)	Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Series A Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Series A Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Series A Shares immediately before that change, all subject to further adjustment as provided herein.

(i)	No Impairment. The Company will not, by amendment of its Memorandum of Association and Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16B and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights against impairment.

(j)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Article 16B, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Shares.

(k)

To the extent as permitted by the Law, in the event the Company shall declare a dividend upon the Ordinary Shares payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as “Liquidating Dividends”), then as soon as possible after the conversion of any Series A Shares, the Company shall pay to the person converting such Series A Shares an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Ordinary Shares which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Ordinary Shares by reason of share splits, share dividends or bonus issues, mergers or reorganizations, or for any other reason). For purposes of this Article 16B, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Directors.

(l)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth ( 1/100) of a share, as the case may be.

(ii)	The holders of no less than fifty-one percent (51%) of the outstanding Series A Shares shall have the right to challenge any determination by the Board of fair value pursuant to this Article 16, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)	No adjustment in the Series A Conversion Price need be made if such adjustment would result in a change in such Series A Conversion Price of less than US$0.0001. Any adjustment of less than US$0.0001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.0001 or more in such Series A Conversion Price.

(m)	Financial Targets; Fiscal Year 2007 and Fiscal Year 2008 Adjustment to Conversion Price

Immediately after the Net Profit (as defined below) becomes available in each fiscal year stated below, the Series A Conversion Price shall be subject to the below adjustments:

(i) Net Profit of 2007. If the Net Profit of the fiscal year beginning from October 1, 2006 and ending on September 30, 2007 (“Fiscal Year 2007”) is less than RMB50,000,000, the Series A Conversion Price shall be adjusted in accordance with the below formula (provided that the Series A Conversion Price shall be adjusted in accordance with the formula as set out in Section 1.5(m)(ii) if the exercise of the conversion right of the Series A Shares is made on or after the availability of the Net Profit of the fiscal year ending September 30, 2008):

NCP = US$0.615553 /((91,877,000*8,000,000*7.7453)/(12,996,000*(Net Profit of Fiscal Year 2007 *10-8,000,000*7.7453)))

NCP = new Series A Conversion Price

(ii) Net Profit of 2008. If the Net Profit of the fiscal year beginning from October 1, 2007 and ending on September 30, 2008 (“Fiscal Year 2008”) is less than RMB100,000,000, the Series A Conversion Price shall be adjusted in accordance with the below formula:

NCP = US$0.615553 /((91,877,000*8,000,000*7.7453)/(12,996,000*(Net Profit of Fiscal Year 2008*5-8,000,000*7.7453)))

NCP = new Series A Conversion Price

(iii) For the purpose of this Article 16B, “Net Profit” shall mean the consolidated net profit of the Company or its predecessor-in-interest, CDEL HK, as the case may be, as audited by a “big 4” accounting firm in accordance with United States generally accepted accounting principles or International Financial Reporting Standards as determined by the Company and applied on a consistent basis and excluding extraordinary and exceptional one-time income items and any fees and expenses incurred with respect to any equity financing, potential initial public offering or potential merger or acquisition of the Company that are approved by the holders of Series A Shares.

(n)	Confirmation and Certificate as to Adjustments for Financial Targets. In the event that adjustment is required under Article 16B(m), within one (1) month after the Net Profit of Fiscal Year 2007 and Net Profit of Fiscal Year 2008 become available and are provided by the Company to each relevant holder of Series A Shares, the Company shall, at its expense, promptly compute any adjustment or re-adjustment in accordance with the terms thereof and furnish to each relevant holder of Series A Shares a certificate setting forth (i) such adjustments and re-adjustments if any, (ii) the Series A Conversion Price, at the time in effect, and (iii) the number of Ordinary Shares which at the time would be received upon the conversion of Series A Shares and such relevant holders of Series A Shares shall furnish to the Company a confirmation confirming that each of them agrees to the adjustment as stated in such certificate within seven (7) days after delivery of the certificate by the Company to such relevant holders of Series A Shares.

Calls on Shares

17.	The Directors may from time to time make such calls as they think fit upon the Members in respect of all or any part of the monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares and/or by way of premiums) and not by the conditions of allotment thereof made payable at fixed times and each Member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made when the resolution of the Directors authorising such call is passed and may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable on such call notwithstanding any subsequent transfer of the shares in respect of which the call was made.

18.	The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect of such share or other monies due in respect thereof.

19.	The Directors may from time to time at their discretion extend the time fixed for any call and may extend such time as regards all or any of the Members whom the Directors may deem entitled to any such extension.

20.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of 20 per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

21.	No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member who is entitled) at any general meeting, either personally or by proxy or authorised representative or be reckoned in a quorum or to exercise any other privilege as a Member until all calls and instalments due from him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

22.	Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of the Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of the Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.	The Directors may make arrangements on the issue of shares for differences in the amount of calls to be paid and in the times of payment between one holder and another.

24.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in general meeting, 6 per cent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. The Directors may at any time repay the amount so advanced or any part thereof upon giving to such Member not less than one month’s notice in writing of their intention to do so, unless before the expiration of such notice the amount proposed to be repaid shall have been called up on the shares in respect of which it was advanced in which event the same shall be applied in or towards satisfaction of the call under the applicable provisions of the Articles.

Forfeiture of Shares

25.	If a Member fails to pay in full any call or instalment of a call on the day appointed for the payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may accrue up to the date of payment and all other costs, charges and expenses incurred or suffered by the Company in connection with the failure to pay any call.

26.	The notice shall name a further day (not earlier than 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

27.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares but not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

28.	Until cancelled in accordance with any requirements of the Law, any share so forfeited shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of either to the person who was, before the forfeiture, the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Directors think fit and at any time before a sale or disposition thereof the forfeiture may be cancelled on such terms as the Directors think fit.

29.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares (together with interest thereon at the rate of 20 per cent per annum from the date of forfeiture if the Directors think fit to enforce payment of such interest and all other costs, charges and expenses incurred and suffered by the Company in connection with the failure to pay any call), but his liability shall cease if and when the Company shall receive payment in full of all such monies in respect of the shares. For the purposes of this Article, any sum which by the terms of issue of a share is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share and/or by way of premium, shall, notwithstanding that such time has not yet arrived be deemed to be payable at the date of forfeiture and the same shall become due and payable immediately upon the forfeiture but interest thereon shall only be payable in respect of any period between the said fixed time and, if later, the date of actual payment.

30.	A statement in writing from a Director or the Secretary, and that a share in the Company has been duly forfeited or surrendered on a date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may, subject to the restrictions contained in the Articles execute a transfer of the share in favour of the person to whom the share is sold or disposed of, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31.	When any share shall have been forfeited, notice of the resolution shall be given to the Member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

32.	(A)	Notwithstanding any such forfeiture as aforesaid, the Directors may at any time, before any shares so forfeited shall have been sold, reallotted or otherwise disposed of, permit the shares forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they think fit.

	(B)	The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

	(C)	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer of Shares

33.	(A)	All transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.

	(B)	The instrument of transfer shall be signed by or on behalf of both the transferor and the transferee.

	(C)	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

34.	The Directors may in their absolute discretion decline to register any transfer of shares (whether fully paid or not) to any person without giving any reason therefor; provided, that they shall register any transfer of shares for the purpose of enforcing a security interest over such share; and further provided, that the Directors shall not register any transfer of shares that is conducted in contravention of any applicable shareholders agreement by and among any Members; and further provided, that the Directors shall not register a transfer to a person who is known to them to be an infant or a person of unsound mind but the Directors shall not be bound to enquire into the age or soundness of mind of any transferee.

35.

Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares. If the Directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. All instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same together with the share certificate within 2 months after the date on which the transfer was lodged with the Company.

36.	The Register may be closed during such time or times as the Directors may from time to time think fit (not exceeding a total of 30 days in any year).

Untraced Shareholders

37.	The Company may sell any shares in the Company if:

(i)	all cheques or warrants, being not less than 3 in total number, or any sum payable in cash to the holder of such shares in respect of them sent in the manner authorised by these Articles have remained uncashed for a period of 12 years; and

(ii)	the Company has not at any time during the relevant period received any indication of the existence of the Member or of any person who is entitled to such shares.

To give effect to any such sale the Directors may authorise any person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it has been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

Transmission of Shares

38.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the share provided that nothing herein contained shall release the estate of the deceased (whether a sole or joint holder) from any liability in respect of any share which had been jointly held by him with other persons.

39.

Any person to whom the right to any share has been transmitted by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before the event giving rise to the transmission. The merger of any two or more corporations under the laws of one or more foreign countries or states shall constitute a transmission by operation of law for the purposes of this Article.

40.	If the person so becoming entitled shall elect to be registered himself, whether in whole or in part, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of the relevant shares. All the limitations, restrictions and provisions of the Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the transmission had not occurred and the notice or transfer were a transfer signed by the registered holder.

41.	Any person to whom the right to any share has been transmitted by operation of law shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with but, subject to the requirements of Article 64 being met, such person may vote at meetings of the Company.

42.	Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the Directors refuse to register the transfer, be entitled to call on the Directors to furnish within 28 days a statement of the reasons for the refusal.

Alteration of Capital

43.	Subject to Article 75A and the provisions of any agreement among the Members, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

44.	Except so far as otherwise provided by the conditions of issue or by these Articles, any new shares issued as a consequence of an alteration of capital shall be subject to the same provisions with reference to the payments of calls and instalments, liens, transfer, transmission, forfeiture, cancellation, surrender, voting and otherwise as the shares in the original capital.

45.	Subject to Article 75A and the provisions of any agreement among the Members, the Company may by Ordinary Resolution:-

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of a smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to the provisions of section 13 of the Law; and

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

46.	Subject to Article 75A and the provisions of any agreement among the Members, the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner prescribed by law.

General Meetings

47.	The Company may but shall not be obliged to in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it.

48.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 61 of the Law.

Notice of General Meetings

49.	An annual general meeting, a meeting called for the passing of a Special Resolution or any other meeting of the Company shall be called by ten (10) days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the relevant resolution as a Special Resolution.

50.	All business shall be deemed special that is transacted at an extraordinary general meeting and at an annual general meeting, with the exception of sanctioning a dividend, the reading, consideration and adoption of accounts, balance sheets, and the reports of the Directors and the auditors, the election of Directors in the place of those retiring at the meeting, the appointment of the auditors (where special notice of the resolution for such appointment is not required by the Law) and the fixing, or the determination of the method of fixing, of the remuneration of the auditors.

51.	Subject to the foregoing Article, the notice of every general meeting shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting to such persons as are under the Articles entitled to receive such notices from the Company provided that subject to the provisions of the Law a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

(i)	in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

52.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at any meeting.

53.	In cases where instruments of proxy are or are to be sent out with notices, the accidental omission to send such instruments of proxy to or the non-receipt of such instruments of proxy by any person entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.

Proceedings at General Meetings

54.	For all purposes the quorum for a general meeting shall be 3 Members entitled to vote present in person or by separate proxy or representative including Empire China Limited or its successor(s) and assign(s) or any of its beneficial owners if any of them becomes the registered shareholder of the Company and a Member holding Series A Shares. If the Company has only one Member, the sole Member present in person or by proxy shall constitute a quorum. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

55.	If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Directors and if at the adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, the Member or Members present who shall include Empire China Limited or its successor(s) and assign(s) or any of its beneficial owners if any of them becomes the registered shareholder of the Company shall be a quorum and may transact the business for which the meeting was called.

56.	Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

57.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

58.	The chairman may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 21 days or more, not less than 7 days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by any Member entitled to vote present in person or by proxy or representative and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against that resolution.

60.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

61.	Subject to Article 75A and the provisions of any agreement among the Members, all questions submitted to a meeting shall be decided by a majority of votes except where a greater majority is required by the Articles or by the Law. In the event of an equality of votes the chairman shall not have a casting vote.

62.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith at the meeting and without adjournment. A poll demanded on any other question shall be taken at such time (being not later than 7 days after the date of the demand) and place as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

63.	(A)	Subject to the provisions of the Law, a resolution in writing signed by all Members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by a Director thereof or by their duly authorised representative) shall be treated as a resolution duly passed at a general meeting of the Company duly convened and held, and, where relevant, as a Special Resolution so passed. Any such resolution may consist of several documents in the like form, each signed by one or more persons.

	(B)	Subject to the provisions of the Law, all general meetings may be held by means of video conference or by other lawful electronic means and in such manner as may be agreed by the Company in general meeting. All the provisions in these Articles as to general meetings shall, mutatis mutandis, be applicable.

(C)	(1)	Where the Company has only one Member and that Member takes any decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, he shall provide the Company with a written record of that decision within 7 days after the decision is made.

	(2)	Where the sole Member provides the Company with a written record of a decision in accordance with Article 63(C)(1), that record shall be sufficient evidence of the decision having been taken by the sole Member.

(3)	The Company shall cause a record of all written records provided to the Company in accordance with this Article to be entered into a book kept for that purpose in the same way as minutes of proceedings of a general meeting of the Company.

Votes of Members

64.	Subject to the rights or restrictions for the time being attached to any series, class or classes of shares, on a show of hands every Member present in person or by proxy or representative shall have one vote, and on a poll every Member present in person or by proxy or representative shall have one vote for each share of which he is the holder and which is fully paid up (but so that no amount paid up on a share in advance of calls or instalments shall be treated for the purpose of this Article as paid up on the share). A person entitled to cast more than one vote upon a poll need not use all his votes or cast all the votes he uses in the same way. For the avoidance of doubt and except as otherwise provided herein, on a poll, each Member who is a holder of issued Ordinary Shares shall have one vote for each Ordinary Share held by such Member, and each Member who is a holder of issued Series A Shares shall one vote for each Ordinary Shares into which such Series A Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

65.	Any person entitled under Article 40 to be registered as a Member may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Directors of his right to be registered as the holder of such shares or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

66.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by representative, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

67.	If (a) any objection shall be raised to the qualification of any voter or (b) any votes have been counted which ought not to have been counted or which might have been rejected or (c) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

68.	Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a poll votes may be given either personally or by proxy. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion.

69.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. The signature on such instrument need not be witnessed.

70.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited not less than 48 hours before the meeting at the Office or at the place or one of such places (if any) as maybe specified for the purpose in or by way of note to the notice convening the meeting or in any notice of any adjourned meeting or, in either case, in any document sent therewith or in the instrument of proxy issued by the Company. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.

71.	No instrument appointing a proxy shall be valid after the expiration of 12 months from the date of its execution unless it states that it is valid, for all meetings whatsoever until revoked with the exception that any instrument may be used at any adjournment of the meeting for which it was originally intended.

72.	The instrument appointing a proxy to vote at a general meeting shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.

73.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or the revocation of the proxy or transfer of the share in respect of which the proxy is given provided that no intimation in writing of the death, revocation or transfer has been received at the Office or such other place as was specified for the deposit of proxies or by the chairman of the meeting before the vote is given.

74.	An instrument appointing a proxy may be in any usual or common form or in any other form which the Directors may approve and may be expressed to be valid for a particular meeting or generally until revoked.

75.	Any corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.

Protective Provisions

75A.

For so long as no less than ten percent (10%) of the Series A Shares issued at closing of the subscription of the Series A Shares remain issued and outstanding, in addition to such other limitations as may be provided in the Articles, the following acts of the

Company shall require the written consent of the holder(s) of at least 66  2/3 % of the Series A Shares in issue, voting together as a single class on an as-converted basis, provided that where any such act requires the approval of the shareholders of the Company in accordance with the Law and such consent has not been obtained, the holder(s) of Series A Shares shall have the voting rights equal to all the shareholders of the Company who voted in favour of the resolution plus one:

(i)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Shares;

(ii)	any action to increase, decrease or alter the authorized or issued share capital of the Company or authorized number of Ordinary Shares or Series A Shares that may be issued;

(iii)	any action to authorize, create or issue shares of any class or series of securities (including Convertible Securities) of the Company having rights preferences or privileges superior to or on a parity with the Series A Shares, with respect to voting, dividend, redemption, conversion, liquidation or other rights (including registration rights);

(iv)	any action to reclassify or recapitalize the issued share capital of the Company;

(v)	any change in the authorized size of the Board from eight (8) members;

(vi)	any repurchase or redemption of any share, debt or equity security of the Company other than a (i) redemption of Series A Shares pursuant to Article 138 or (ii) pursuant to any termination of employment provision of any Board approved share incentive plan or equity incentive plan of the Company;

(vii)	any adoption or material amendment to any Group Company’s business plan, or business scope which has been approved by the relevant holders of Series A Shares;

(viii)	the entry into any transaction involving both a Group Company and any founder or any officer, director or shareholder of a Group Company or any affiliate of any founder or officer, director or shareholder of a Group Company. For the purposes of this Agreement, “affiliate” means for a given person or entity, another person or entity that directly or indirectly through one or more intermediacies, controls, or is controlled by; or is under common control with such given person of entity;

(ix)	any increase in excess of ten percent (10%) of the total compensation for any of the six (6) most highly compensated employees of any Group Company in a twelve (12) month period;

(x)	any Group Company creating or permitting to exist any lien, pledge, security interest, change or encumbrance of any kind on any of its assets;

(xi)	the adoption of, or material amendment to, any share or equity incentive plan;

(xii)	any incurring of indebtedness or entering into fixed operating leases with value in excess of US $200,000 individually;

(xiii)	any incurring of any capital expenditure in excess of US$300,000 individually or in the aggregate by any or all of the Group Companies in any calendar year;

(xiv)	any merger, corporate reorganization (other than reorganization for the purpose of listing), sale of control, voluntary dissolution or liquidation, sale or exclusive license of all or substantially all of any Group Company’s intellectual property, or any transaction in which all or substantially all of the assets of any Group Company are sold;

(xv)	any acquisition of the stock of or all, or substantially all, of the assets of any company for consideration greater than US$100,000;

(xvi)	any acquisition of any security, whether publicly listed or otherwise, other than high investment grade money market instruments;

(xvii)	any change of the corporate form of any Group Company or establishment of any direct or indirect subsidiaries or affiliates of any Group Company;

(xviii)	any distribution of profits or payment or declaration of any dividend on Ordinary Shares or any series of preferred shares ranking junior to the Series A Shares contrary to the provisions in relation to the distribution of dividends as set out in Article 108;

(xix)	any alteration or amendment of the memorandum and/or articles of association (or equivalent documents) of the Company and/or any other Group Company which affects the rights of the holder(s) of Series A Shares; or

(xx)	the consummation of any initial public offering or trade sale involving any Group Company (other than a Qualified Public Offering or trade sale to be agreed among the Members).

Directors

76.	Unless otherwise determined by the Company in a general meeting and subject to the provisions of Article 75A(a)(v) and any agreement among the Members, the number of Directors shall be not more than eight (8). A Director shall not be required to hold any shares in the Company by way of qualification.

77.	The holders of Series A Shares shall be entitled to appoint and remove two (2) directors (the “Investor Appointed Directors” and each, an “Investor Appointed Director”) , of which one (1) Investor Appointed Director shall be appointed or removed by Orchid Asia III, L.P. and Orchid Asia Co-investment Limited or their successors and one (1) Investor Appointed Director shall be appointed or removed by Artson Limited or its successors and such rights shall be exercisable by notice in writing to the Company.

(A)	Subject to the above provisions of this Article 77, the Member or Members together holding more than one half in nominal value of the issued shares which carry voting rights at general meetings of the Company may at any time and from time to time by notice in writing signed by him or them delivered to the Office appoint any person to be a Director (other than an Investor Appointed Director) or remove or replace an existing Director (other than an Investor Appointed Director). Any such notice may be signed on behalf of a corporate Member by a director thereof or by its duly authorised representative. Any such notice may consist of several documents in the like form, each signed by one or more persons.

(B)	The Company in general meeting may by Ordinary Resolution appoint any person to be a Director (other than an Investor Appointed Director) for such term as may be resolved or remove any existing Director (other than an Investor Appointed Director). Special notice is required of a resolution to remove a Director or to appoint somebody in place of a Director so removed at the meeting at which he is removed.

(C)	The Directors may appoint any person to be a Director (other than an Investor Appointed Director) as an additional Director or to fill a casual vacancy provided that any person so appointed shall hold office only until the conclusion of the next following annual general meeting and shall then be eligible for re-election.

(D)	Any appointment of a Director pursuant to this Article shall be ineffective if such appointment would have the result that the number of Directors exceeds the number fixed in accordance with Article 76.

78.	The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Board.

79.	Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine.

80.	The Company shall reimburse and the Board shall approve the reimbursement to all Directors for all reasonable and necessary expenses (including airfare, transportation, meals and lodging) they incur in connection with attending any meetings of the Board and all committees thereof.

81.	The office of a Director shall be vacated if the Director:

(i)	becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors generally;

(ii)	becomes a lunatic or of unsound mind or a patient for any purpose of any statute relating to mental health and the Directors resolve that his office be vacated;

(iii)	resigns his office by notice in writing to the Company;

(iv)	is convicted of an indictable offence;

(v)	has his office vacated or becomes prohibited from being a Director under any of the provisions of the Law or any order made under the Law;

(vi)	absents himself from the meetings of the Directors during a continuous period of 6 months, without special leave for absence from the Board and his alternate Director (if any) shall not during such period have attended in his stead and the Directors pass a resolution that his office be vacated by reason of such absence; or

(vii)	shall be removed from office by the Members in accordance with Article 77.

82.	Reserved.

83.	The Company shall keep a register in which there shall be entered the particulars required by the Law in respect of the Directors, the Secretary and shall from time to time notify the Registrar of Companies of any change that takes place in such particulars as required by the Law.

Powers and Duties of Directors

84.	The business of the Company shall be managed by the Directors who, without limiting the generality of the foregoing, may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not required, by the Law or by the Articles, to be exercised by the Company in general meeting subject, nevertheless, to such regulations as may be prescribed by the Company in general meeting being not inconsistent with any of the Articles or the provisions of the Law; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article. Subject to Article 75A and the provisions of any agreement among the Members, a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

85.

The Directors may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds or death or disability benefits for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied or associated with the Company or with any such subsidiary company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding or who have held any salaried employment or office in the Company or such other company and the wives, widows, families and dependants of any such persons. The Directors may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid and may make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Directors may do all or any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

86.	Subject to Article 75A and the provisions of any agreement among the Members, the Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

87.	(A)	The Directors may from time to time appoint one or more of their body to the office of managing director or joint managing director on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment. Such appointment shall automatically determine if the holder ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(B)	The Directors may entrust to and confer upon a managing director or joint managing director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers. The managing director or joint managing directors shall receive such remuneration (either by way of salary, commission, participation in profits, or otherwise howsoever) as the Board may determine.

88.	The Directors shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of Directors;

(c)	of all declarations made or notices given by any Director (either generally or specially) of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

(d)	of all resolutions, written records and proceedings of general meetings of the Company and of meetings of the Directors and any committee of Directors;

and any such minutes of any general meeting of the Company or any meeting of the Directors or of any committee of Directors shall be signed by the chairman of such meeting or by the chairman of the next succeeding meeting and if so signed shall be receivable as prima facie evidence of the matters stated therein.

Borrowing Powers

89.	Subject to Article 75A and the provisions of any agreement among the Members, the Directors may exercise all powers of the Company to borrow money, to give guarantees and to mortgage or charge the undertaking, property and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ Interest

90.	(A)	A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as vendor, shareholder or otherwise and, subject to the Law, no such Director shall be accountable to the Company for any remuneration or benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or about to be, appointed a director or other officer of such a company and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

(B)	A Director may hold other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such office or place of profit or as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested (whether or not such contract or arrangement is with any person, company or partnership of or in which any Director shall be a member) be liable to be avoided on that account nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested as required by and subject to the provisions of the Law and the Articles. A Director may vote in respect of any resolution concerning his own appointment as the holder of any office or place of profit with the Company (including the arrangement or variation of the terms thereof or the termination thereof).

(C)	A Director who is in any way, whether directly or indirectly, materially interested in a contract, arrangement or transaction or proposed contract, arrangement or transaction with the Company and which is of significance in relation to the Company’s business shall declare the nature of his interest at the earliest meeting of the Directors at which it is practicable for him to do so, in accordance with the Law. A general notice to the Directors by a Director stating that, by reason of facts specified in the notice, he is to be regarded as interested in contracts, arrangements or transactions or proposed contracts, arrangements or transactions of any description which may subsequently be made or contemplated by the Company shall be deemed for the purposes of this Article to be a sufficient declaration of his interest, so far as attributable to those facts, in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction of that description which may subsequently be made or contemplated by the Company, but no such general notice shall have effect in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction unless it is given before the date on which the question of entering into the same is first taken into consideration on behalf of the Company.

(D)	Provided such disclosure is made as aforesaid, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and to be counted in the quorum present at the meeting at which such contract or arrangement is considered.

(E)	If any question shall arise at any meeting as to the materiality of a Director’s interest or the significance of a contract, arrangement or transaction or proposed contract, arrangement or transaction or as to the entitlement of any Director to vote or form part of a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director (other than himself) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned as known to such Director have not been fairly disclosed.

(F)	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(G)	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

(H)	(1)	Subject to the provisions of Article 90(H)(2), in case the Company has only one Member and the Company enters into a contract with that Member and that Member is also a Director of the Company, unless the contract is in writing, the terms of the contract shall be set out in a written memorandum within 7 days after the contract is made and the memorandum shall be kept at the same place where the books containing the minutes of the meetings of the Directors are kept.

(2)	Article 90(H)(1) does not apply to contracts entered into in the ordinary course of the Company’s business.

Proceedings of Directors

91.	The Directors shall conduct in-person Board meetings at least once every three (3) months and teleconference Board meetings at least once every two (2) months, and may otherwise meet together for the dispatch of business, adjourn, and otherwise regulate their meetings, as they think fit. Notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all Directors entitled to receive notice of the meeting at least seven (7) days before the meeting. At any time any Director may, and the Secretary on requisition of any Director shall, summon a meeting of Directors. Any Director may waive notice of any meeting and any such waiver may be given prospectively or retrospectively. Questions arising at any meeting shall be decided by resolution passed by a simple majority of votes and in the event, of an equality of votes the Chairman shall not have a second or casting vote.

92.	(A)	A resolution in writing signed by all the Directors for the time being shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form each signed by one or more of the Directors.

(B)	(1)	In case the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, he shall (unless that decision is taken by way of a resolution in writing) provide the Company with a written record of that decision within 7 days after the decision is made.

	(2)	Where the Director provides the Company with a written record of a decision, that record shall be sufficient evidence of the decision having been taken by the Director.

	(3)	The Company shall cause a record of all written records provided to the Company to be entered into a book kept for that purpose in the same way as minutes of proceedings of a meeting of the Directors.

93.	Meetings of the Directors may be held by means of conference telephone, video conference or by such lawful electronic means and in such manner as may be agreed by the Directors. All the provisions in these Articles as to Directors’ meetings shall, mutatis mutandis, be applicable.

94.

Unless otherwise determined by the Board including the approval of at least one (1) Investor Appointed Director, the quorum of a Directors’ meeting shall be four (4) and  shall include one (1) Investor Appointed Director. Any Director who ceases to be a

Director at a Directors’ meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Directors’ meeting if no other Director objects and if otherwise a quorum of Directors would not be present. If within fifteen minutes from the time appointed for the meeting a quorum be not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day, time and place as the Chairman of the Board may determine. If at such adjourned meeting a quorum be not present within fifteen minutes from the time appointed for the meeting, the directors present shall be a quorum.

95.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

96.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

97.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall (i) include at least one (1) of the Investor Appointed Directors and (ii) in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

98.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

99.	All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Directors and the Directors shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee and charge such remuneration to the current expenses of the Company.

100.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors including Articles 91 to 93 so far as the same are applicable thereto and are not replaced by any regulations imposed by the Directors pursuant to Article 97.

101.	(A)	All acts bona fide done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.

(B)	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

Alternate Directors

102.	(A)	A Director may at any time by notice in writing delivered to the Office or at a meeting of the Directors appoint any person (including another Director) to be an alternate Director in his place. Any person so appointed under this Article shall be entitled to receive notices of and to attend and vote at meetings of the Directors and be counted towards a quorum and generally at such meetings to perform all the functions of his appointor as a Director and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or which, were he a Director, would cause him to vacate such office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director. An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to receive notices of and to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors.

(B)	An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled (in addition to his appointor) to receive and (in lieu of his appointor) to waive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director and shall attend any such meeting as an alternate for more than one Director, he shall be counted in the quorum separately in respect of himself (if a Director) and in respect of each Director for whom he is an alternate (but so that nothing in this provision shall enable a meeting to be constituted when only one person is physically present) and his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way. His signature to any resolution in writing of the Directors or of any such committee and his attestation of the affixing of the Seal shall be as effective as the signature and attestation of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

(C)

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

103.	[Intentionally Deleted]

Secretary

104.	(A)	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything by the Law or the Articles required or authorised to be done by or to the Secretary, may be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors. In the event that the Secretary appointed is a corporation, it may act and sign by the hand of any one or more of its Directors or officers duly authorised.

(B)	In case the Company has only one Director, the sole Director shall not also be the Secretary of the Company and the Company shall not have as its Secretary a body corporate the sole Director of which is the sole Director of the Company.

(C)	A provision of the Law or the Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

Cheques

105.	Subject to Article 75A, all cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

The Seal

106.	The Directors shall provide for safe custody of the Seal which shall only be used with the authority of the Directors or of a committee authorised by the Directors in that behalf; and every instrument to which the Seal shall be affixed shall be signed by one Director or the Secretary or by some other person appointed by the Directors for the purpose.

107.	The Company may exercise the powers conferred by the Law with regard to having an official seal for use outside the Cayman Islands and such powers shall be vested in the Directors.

Dividends and Reserves

108.	The Company in general meeting may declare dividends, provided, that

(a)	no dividend shall exceed the amount recommended by the Directors; and

(b)	the holders of Series A Shares, in preference to the holders of Ordinary Shares, shall be entitled to receive, when, as and if declared by the Directors, but only out of funds that are legally available therefor on a non-cumulative basis, dividends at a rate equal to the greater of (i) eight percent (8%) of the Series A Issue Price per annum or (ii) in the event dividends are to be paid on or set aside for any Ordinary Shares, the amount per share to be paid on or set aside for all outstanding Series A Shares (on an as-converted basis) (as adjusted for any share dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Series A Dividend”). All dividends shall be paid on or before the consummation of a Qualified Public Offering. No dividends may be paid on the Ordinary Shares or any future series of preferred shares unless all accrued and unpaid dividends on the Series A Shares have been paid.

109.	The Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company.

110.	No dividend shall be paid otherwise than out of profits available for the purpose and in accordance with the Law.

111.	The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Member upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

112.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

113.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit and the Directors may also without placing the same to reserve carry forward any profits.

114.	If several persons are registered as joint holders of any share, any one of them may give an effectual receipt for any dividend or other moneys payable on or in respect of the share.

115.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person at such address as the Member or person entitled or such joint holders (as the case may be) may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders (as the case may be) may direct.

116.	No dividend shall bear interest against the Company.

117.	The Directors may, with the sanction of a resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of any profit and loss account or otherwise available for distribution by appropriating such sum to the holders of shares in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and applying such sum on their behalf in or towards paying up any amount for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid, or partly in the one way and partly in the other. Notwithstanding the foregoing, the share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members as fully paid bonus shares. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

118.	The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

Record Dates

119.	Notwithstanding any other provision of these Articles, the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

Accounts

120.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

121.	The books of account shall be kept at the Office or, subject to the Law, at such other place or places as the Directors think fit, and shall always be open to the inspection of any Director.

122.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

123.	The Directors shall from time to time, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

124.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors’ report and a copy of the auditors’ report, shall not less than 21 days before the date of the meeting be sent to every Member, and every holder of debentures of the Company and to all persons other than Members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

125.	[Intentionally Deleted]

Audit

126.	Auditors shall be appointed and their duties regulated in accordance with the Law.

Notices

127.	Any notice or other communication (except the appointment of a Secretary) between the Company, any Director or Member may be given personally or effected in writing or by any other means in the form of an electronic record at the recipient’s postal or electronic address.

128.	Where a notice is sent:

(i)	by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting sent to a Member at his address as shown in the Register at the expiration of 48 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post, provided always that notices posted from one country to another shall be sent by air mail; or

(ii)	by telex when despatched with confirmed answerback (in the case of any notice made by telex); or

(iii)	by telegraph or cable, 24 hours after delivery to the telegraph or cable company; or

(iv)	by facsimile or electronic means, on transmission provided that the transmission records reveal that the facsimile or electronic means has no error or break.

129.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the Register in respect of the share.

130.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it to them, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, by the means set out in Articles 127 and 128, supplied for the purpose by the persons claiming to be so entitled, or by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

131.	Any person who, by operation of law, transfer or other means whatsoever, becomes entitled to any share shall be bound by every notice in respect of such share which, prior to his name and address being entered in the Register, shall have been duly given to the person from whom he derived his title to such share.

Destruction of Documents

132.	The Company may destroy:

(i)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(ii)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of 2 years from the date of such mandate, variation, cancellation or notification was recorded by the Company;

(iii)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(iv)	any other document on the basis of which any entry in the Register is made at any time after the expiry of 6 years from the date an entry in the Register was first made in respect of it; and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

Winding Up

133.	Subject to Article 136, if the Company is wound up and the assets available for distribution amongst the Members as such are insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that as nearly as may be the losses shall be borne by the Members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the Members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital at the commencement of the winding up paid up by them respectively. This Article shall not add to or detract from the rights of the holders of shares issued upon special terms and conditions.

134.	No fee or commission shall be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part thereof except with the sanction of a general meeting convened by notice specifying the fee or commission proposed to be paid.

135.

Subject to Article 75A, if the Company shall be wound up (whether voluntarily or otherwise) the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Liquidation Preference

136.	In the event of any liquidation, dissolution or winding up of the Company (the “Liquidation Event”), either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)	The holders of the Series A Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, the amount equal to the Series A Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares) for each Series A Share, plus all accrued but unpaid dividends on the Series A Shares (collectively, the “Series A Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series A Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Shares.

(b)	After setting aside or paying in full the Series A Preference Amount due pursuant to Article 136(a) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of the Series A Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(c)

For purposes of this Article 136, unless the holders of at least seventy five percent (75%) of the then outstanding Series A Shares, voting as a single class on an as-converted basis, elect otherwise, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include (without in any way limiting the original meaning of Liquidation Event): (i) the acquisition of any Related Company or the Company or of at least fifty percent (50%) of all of the outstanding shares or other equity interest of any Related Company or the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, amalgamation, scheme of arrangement, consolidation, tender offer, or share purchase, but excluding any merger effected exclusively for the purpose of changing the domicile of such Related Company or the Company approved by holders of at least sixty-six and two-thirds percent (66  2/3%) of the then outstanding Series A Shares, voting together as a single class on an as-converted basis) unless the shareholders of record of such Related Company or the Company as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued as consideration for such Related Company or the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity (or its parent), or (ii) a sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of any Related Company or the Company (or any series of related transactions resulting in such sale, transfer or lease of all or substantially all of the assets of any Related Company or the Company), such that the holders of Series A Shares shall be paid (unless such payment is waived by the holders of at least a sixty-six and two-thirds percent (66  2/3%) of the then outstanding Series A Shares, voting together as a single class on an as-converted basis) in cash or in securities received from the acquiring company or companies, or in a combination thereof, at the closing of any such transaction, an amount equal to the Series A Preference Amount, as the case may be, which would be payable to such holders pursuant to this Article 136(c) if all consideration received by the Company and its shareholders in connection with such event were being distributed in a liquidation of the Company. In the event the requirements of this Article 136(c) are not complied with, the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Article 136(c) have been complied with, or (ii) cancel such transaction.

(d)	Notwithstanding any other provision of this Article 136, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares or Series A Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement approved by the Board and providing for such right of repurchase, whether or not dividends on the Series A Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Series A Preference Amount as the case may be.

(e)	In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Series A Shares and Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

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The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board.

Indemnity

137.	(A)	Subject to the provisions of and so far as may be permitted by the Law, the Company shall indemnify any Director or officer of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted.

(B)	The Company may purchase and maintain for any Director or officer of the Company:

(a)	insurance against any liability to the Company, a Related Company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the Company or a Related Company; and

(b)	insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the Company or a Related Company.

(C)	If any Director and/or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director and/or person so becoming liable as aforesaid from any loss in respect of such liability.

Redemption

138.	At any time commencing on or after December 31, 2010, (the “Redemption Start Date”), provided that a Qualified Public Offering has not occurred, and subject to the Law, at the election and upon written consent of the holders of at least a majority of the then outstanding Series A Shares, voting together as a class, the Company shall redeem up to all of the outstanding Series A Shares held by such consenting holders out of funds legally available therefor including capital, at a redemption price per share equal to a price per share that represents an implied valuation of the Company that equals a minimum internal rate of return of twenty percent (20%) per annum to each holder of Series A Shares, plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers (the “Redemption Price”).

(a)	A notice of redemption (the “Redemption Notice”) by such consenting holders of Series A Shares to be redeemed may be given by hand or by mail to the Office at any time on or after the Redemption Start Date stating the number of Series A Shares and the date on or after the Redemption Start Date on which the Series A Shares are to be redeemed (the “Redemption Date”), PROVIDED, HOWEVER, that the Redemption Date shall be no later than 14 days after such Redemption Notice is received by the Company. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Series A Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. Each such non-requesting holder shall have the right to join in the redemption request by delivering a joinder notice to the Company not later than 7 days following the notice from the Company regarding the redemption request. The joinder notice shall state the number of Series A Shares the non-requesting holder wishes to have redeemed. If on the Redemption Date, the number of Series A Shares that may then be legally redeemed by the Company is less than the number of all Series A Shares to be redeemed, then (i) the number of Series A Shares then redeemed shall be based ratably on all Series A Shares to be redeemed, and (ii) the remaining Series A Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so subject to.

(b)	Before any holder of Series A Shares shall be entitled for redemption under the provisions of this Article 138, such holder shall surrender his or her certificate or certificates representing such Series A Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and (subject to the receipt of such certificate(s) by the Company) the Redemption Price shall be payable within 14 days of the date of receipt by the Company of the relevant Redemption Notice to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares and an updated Register reflecting the redemption shall be issued as soon as practicable. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Series A Shares to be redeemed, all dividends on such Series A Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), without interest, shall cease and terminate and such Series A Shares shall cease to be issued shares of the Company.

(c)	If the Company fails (for whatever reason) to redeem any Series A Shares to be redeemed on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(d)	To the extent permitted by law, the Company shall procure that the profits of each subsidiary of the Company for the time being available for distribution shall be paid to it by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Series A Shares required to be made pursuant to these Articles.